Exhibit 10.2

AMENDMENT TO
AGREEMENT AND PLAN OF STOCK EXCHANGE

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF STOCK EXCHANGE (this “Amendment”) is made and entered into effective as of October 14, 2010 by and between FOUR STAR HOLDINGS, INC., a Florida corporation (“FOUR STAR HOLDINGS”), and RIDGEFIELD DEVELOPMENT CORPORATION, an Alabama CORPORATION (“RIDGEFIELD DEVELOPMENT CORPORATION”). FOUR STAR HOLDINGS AND RIDGEFIELD DEVELOPMENT CORPORATION are sometimes referred to herein individually as “Party” and collectively as the “Parties.”

RECITALS

A.          FOUR STAR HOLDINGS AND RIDGEFIELD DEVELOPMENT CORPORATION previously entered into the certain Agreement and Plan of Stock Exchange dated March 31, 2010 (the “Agreement”); and

B.           By mutual agreement, FOUR STAR HOLDINGS AND RIDGEFIELD DEVELOPMENT CORPORATION wish to clarify the terms of the Agreement by entering into this Amendment to reflect the value of the companies as of the date of closing.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment, the Parties hereto agree as follows:

AGREEMENT

1.           Section 1.1 of the Agreement shall be revised as follows:

The Stock Exchange.

At the Effective Time and subject to and upon the terms and conditions of this Agreement, RIDGEFIELD DEVELOPMENT CORPORATION shall become a wholly owned subsidiary of FOUR STAR HOLDINGS. The Effective Time of the Stock Exchange shall occur upon the Closing (defined below), or at such later rime as may be agreed to by FOUR STAR HOLDINGS and RIDGEFIELD DEVELOPMENT CORPORATION. The date on which the Effective Time occurs is referred to as the “Effective Date.”

2.            Section 1.2(a)(i) of the Agreement shall be revised as follows:

Exchange of Securities.

All of the shares of Common Stock of Ridgefield Development Corporation issued and outstanding immediately prior to the Effective Time shall be exchanged for a total of 1,477,516 shares of common stock of FOUR STAR HOLDINGS.

3.         Section 1.3 of the Agreement shall be revised as follows:

Closing.

The closing of the Stock Exchange (the “Closing”) will take place upon the consummation of the transaction by the Parties or at such other date as FOUR STAR HOLDINGS, and RIDGEFIELD DEVELOPMENT CORPORATION shall agree (the “Closing Date”).

4.         The drafting and negotiating of this Amendment has been participated in by each of the Parties and, for all purposes, this Agreement shall be deemed to have drafted jointly by the Parties.

5.         All other terms and conditions of the Agreement shall remain in full force and effect and said Agreement is hereby confirmed and ratified accordingly.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement and Plan of Stock Exchange to be duly executed as of the date first written above.

FOUR STAR HOLDINGS, INC	RIDGEFIELD DEVELOPMENT CORPORATION

/s/ Bobby R. Smith, Jr.	/s/ Frances Mize
By: Bobby R. Smith, Jr.	By: Frances Mize
Its: Chief Executive Officer	Its: Chief Executive Officer